UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 26, 2024
L3HARRIS TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-3863	34-0276860

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1025 West NASA Boulevard
Melbourne,	Florida	32919
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (321) 727-9100

No change

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $1.00 per share	LHX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 1.01    Entry into a Material Definitive Agreement.

On January 26, 2024, L3Harris Technologies, Inc. (“L3Harris”) established a new $1.5 billion, 364-day senior unsecured revolving credit facility (the “New Credit Facility”), by entering into a 364-Day Credit Agreement (the “New Credit Agreement”) with the lenders from time to time party thereto and JPMorgan Chase Bank, N.A. (“JPMorgan”), as administrative agent.

The New Credit Facility replaces L3Harris’ prior $2.4 billion 364-day senior unsecured revolving credit facility established under the 364-Day Credit Agreement, dated as of March 10, 2023 (“2023 Credit Agreement”).

L3Harris had entered into the 2023 Credit Agreement with the lenders from time to time party thereto and JPMorgan, as administrative agent. The commitments under the 2023 Credit Agreement were terminated concurrently with the effectiveness of, and as a condition of entering into, the New Credit Agreement. All amounts outstanding under the 2023 Credit Agreement were repaid on or before such termination. The 2023 Credit Agreement was scheduled to terminate on March 8, 2024, and L3Harris incurred no early termination penalties as a result of such termination.

Proceeds of loans under the New Credit Agreement are restricted from being used for Hostile Acquisitions (as defined in the New Credit Agreement) or for any purpose in contravention of applicable laws.

Subject to certain conditions stated in the New Credit Agreement (including the absence of any default and the accuracy of certain representations and warranties), L3Harris may borrow, prepay and re-borrow amounts in U.S. Dollars under the New Credit Agreement at any time through the earliest of (i) January 24, 2025 and (ii) such earlier date which the lenders’ commitments are terminated either at the request of L3Harris or upon the occurrence of certain events of default described in the New Credit Agreement (the “Commitment Termination Date”).

The New Credit Agreement provides that with the prior written consent of the administrative agent and each lender, L3Harris may request wholly-owned subsidiaries organized in the United States, Canada or the United Kingdom (or such other jurisdictions as all lenders shall approve) join as borrowers under the New Credit Agreement, with any obligations guaranteed by L3Harris. The New Credit Agreement also provides that L3Harris may from time to time designate certain of its subsidiaries as unrestricted subsidiaries. At January 26, 2024, no subsidiaries of L3Harris were borrowers or unrestricted subsidiaries under the New Credit Agreement.

At L3Harris’ election, borrowings under the New Credit Agreement will bear interest at (i) the sum of the term secured overnight financing rate for any tenor comparable to the applicable interest period selected two U.S. government securities business days prior to the commencement of such tenor, plus 0.10%, plus an applicable margin between 1.000% and 1.750% (initially 1.125%) that varies based on changes in the ratings of L3Harris’ senior unsecured long-term debt securities (the “Senior Debt Ratings”) or (ii) the base rate (as described in L3Harris’ Current Report on Form 8-K filed with the Securities and Exchange Commission on August 4, 2022 (the “Existing Credit Agreement 8-K”)), plus an applicable margin between 0.000% and 0.750% (initially 0.125%) based on changes in the Senior Debt Ratings.

In addition to interest payable on the principal amount of indebtedness outstanding from time to time under the New Credit Agreement, L3Harris is required to pay a quarterly unused commitment fee, accruing at an applicable rate per annum multiplied by the actual daily amount of the lenders’ aggregate unused commitments under the New Credit Agreement. The applicable rate per annum for the unused commitment fee is initially equal to 0.110%, but may increase (to a maximum amount of 0.250%) or decrease (to a minimum amount of 0.090%) based on changes in the Senior Debt Ratings.

The New Credit Agreement also contains representations, warranties, covenants and events of default that are substantially similar to the existing Revolving Credit Agreement, dated as of July 29, 2022, by and among L3Harris, the lenders from time to time party thereto and JPMorgan, as administrative agent, as described in the Existing Credit Agreement 8-K.

All principal amounts borrowed or outstanding under the New Credit Agreement are due on the Commitment Termination Date, unless the maturity date is extended to the first anniversary of the Commitment Termination Date upon L3Harris’ election at least 10 business days prior to the Commitment Termination Date, subject to satisfaction of certain conditions stated in the New Credit Agreement (including the absence of any default, the accuracy of certain representations and warranties, and the payment of a fee of 0.75% of the aggregate principal amount of the outstanding loans being so extended); provided, however, that L3Harris may not borrow or reborrow any additional loans on or after the Commitment Termination Date. The New Credit Agreement also provides for mandatory prepayment and reduction of commitments upon L3Harris’ receipt of net cash proceeds in certain situations.

Certain of the financial institutions party to the New Credit Agreement and/or their respective affiliates, from time to time, have performed, and may in the future perform, various financial advisory, commercial banking and investment banking services for L3Harris and its affiliates, for which they have received or will receive customary fees and expenses.

The foregoing description of the New Credit Agreement is only a summary, does not purport to be complete and is qualified in its entirety by reference to the full text of the New Credit Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference into this Item 1.01.

Item 1.02    Termination of a Material Definitive Agreement.

The disclosure set forth in Item 1.01 of this Current Report on Form 8-K related to the 2023 Credit Agreement is incorporated by reference into this Item 1.02.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.
EXHIBIT INDEX

 The following exhibits are provided herewith:

Exhibit Number	Description
10.1*	364-Day Credit Agreement, dated January 26, 2024, by and among L3Harris Technologies, Inc. and the other parties thereto.
104	Cover Page Interactive Data File formatted in Inline XBRL.

*
Certain schedules and similar attachments have been omitted in reliance on Instruction 4 of Item 1.01 of Form 8-K and Item 601(a)(5) of Regulation S-K. L3Harris will provide, on a supplemental basis, a copy of any omitted schedule or attachment to the Securities and Exchange Commission or its staff upon request.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

L3HARRIS TECHNOLOGIES, INC.
	By:	/s/ Scott T. Mikuen
		Name:	Scott T. Mikuen
Date: January 31, 2024		Title:	Senior Vice President, General Counsel and Secretary

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